Exhibit 99.1

Ra Medical Systems Completes Merger with Catheter Precision

Medtech Veteran and Catheter Precision CEO and Founder David Jenkins to Serve as Executive Chairman

Enters Agreements to Raise up to $9.3 Million in Equity

MT. OLIVE, N.J. and CARLSBAD, Calif. (January 9, 2023) – Ra Medical Systems, Inc. (NYSE American: RMED) (“Ra Medical” or the “Company”) announces the completion of its previously announced stock-for-stock merger transaction with Catheter Precision, Inc., a company focused on the cardiac electrophysiology market. Medtech veteran and Catheter Precision CEO and founder David Jenkins has joined Ra Medical’s Board of Directors as Executive Chairman. Mr. Jenkins was instrumental in operating several medical device startups, including Transneuronix, Inc., which was acquired by Medtronic plc (NYSE: MDT) in July 2005, and EP MedSystems, Inc., which was acquired by St. Jude Medical (now owned by Abbott (NYSE: ABT)) in July 2008. James Caruso will also join the Board, to serve alongside continuing directors Martin Colombatto, Will McGuire and Susanne Meline.

Catheter Precision’s lead product, VIVO™ (an acronym for View Into Ventricular Onset), is an FDA-cleared and CE mark product that utilizes non-invasive inputs to locate the origin of ventricular arrhythmias. VIVO has been used in more than 800 procedures in leading U.S. and European hospitals under a limited commercial launch that commenced in the third quarter of 2021. Preparations are underway for a full commercial launch in the first quarter of 2023. Catheter Precision’s product portfolio also includes the Amigo®, a robotic arm that serves as a catheter control device. Catheter Precision is developing a third product, anticipated to be released in 2023, which is a device to assist in the closure of the percutaneous insertion site used in minimally invasive procedures, such as catheter ablation.

About the transaction, Mr. Jenkins stated, “We are excited to bring Catheter Precision into a public company environment via the merger with RMED, which allows us access to an additional pool of capital. Subject to closing the private placement financing that is contingent upon the approval of Ra Medical’s stockholders, and assuming the exercise of all repriced warrants, we will have approximately $12.5 million of net cash, which should provide at least two years of operating capital, positioning us to meet both our short-term and longer-term goals.”

Mr. McGuire added, “We have been eagerly awaiting the consummation of this merger. The field of cardiac electrophysiology presents a promising opportunity for Ra Medical and our shareholders. Teaming up with David Jenkins and his team, and Catheter Precision’s product line up based on unique electrophysiology technology brings us prospects for a bright future.”

About the Merger

In conjunction with the merger, Catheter Precision stakeholders will convert approximately $25 million of outstanding debt and all Catheter Precision equity into non-voting Convertible Preferred Stock of RMED, which is potentially convertible into approximately 15,403,255 shares of RMED common stock, including assumed Catheter options, and representing approximately 87.7% of the total equity of Ra Medical, on a fully diluted basis, excluding out of the money convertible securities and Series E Warrants issued today. The majority of the Preferred Stock is expected to be held for at least 18 months, with the remainder converting to common shares upon RMED shareholder approval. Under a beneficial ownership blocker, former Catheter Precision stakeholders, in the aggregate, are expected to own no more than 40% of the voting securities of Ra Medical for at least 18 months.

The Company’s common stock will resume trading on January 10th under the symbol RMED and will be listed on the NYSE American. Ra Medical CEO Will McGuire and Interim CFO Brian Conn will remain with the Company immediately following the closing to support the transition.

Ladenburg Thalmann & Co. Inc. is acting as financial advisor to Ra Medical in connection with the merger.

$9.3 Million Equity Financing

Simultaneously with the merger, RMED has entered into a warrant inducement offer letter and a securities purchase agreement for a private placement for gross proceeds of approximately $9.3 million. Under the warrant inducement offer letter, RMED will receive approximately $1.3 million of gross proceeds, if the repriced warrants are exercised in full. Under a private placement, RMED will receive up to $8 million of gross proceeds, subject to various conditions including approval by RMED stockholders.

The warrant inducement offer letter includes the anticipated exercise of 331,608 outstanding warrants at a reduced exercise price of $4.00 and the issuance of 331,608 new warrants, exercisable for five years at a price of $4.00 per share. Under the private placement, RMED will issue Class A units consisting of one share of RMED common stock and two warrants, each to purchase one share of common stock. For beneficial ownership purposes, in lieu of Class A units, RMED will issue Class B units consisting of one share of non-voting convertible preferred stock and two warrants. The private placement is subject to various conditions, including approval by RMED stockholders. The Class A and Class B Unit purchase price is at the lower of $3.00 or 90% of the 5-day volume weighted average closing price immediately prior to obtainment of RMED stockholder approval, subject to adjustment per the securities purchase agreement. The warrants issued as part of the units will be exercisable for two years and six years, respectively, upon stockholder approval at an exercise price of $3.00 per share, subject to adjustment in the securities purchase agreement. All warrants and convertible preferred stock are fixed price and do not contain any variable price adjustments or anti-dilution provisions.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive warrant inducement agent and the exclusive placement agent in the equity financings.

The securities being sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

About Ra Medical Systems

Ra Medical Systems’ wholly owned subsidiary Catheter Precision is an innovative medical device company bringing to market new solutions that improve the treatment of cardiac arrhythmias. It is developing unique technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

Participants in the Solicitation

The Company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transactions. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 which was filed with the SEC on March 24, 2022, the Company’s definitive proxy statement for its annual meeting of stockholders filed on April 21, 2022, and in subsequent filings made by the Company with the SEC. Other information regarding the interests of such individuals and other persons who may be deemed participants in the proposed transactions will be set forth in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.  You may obtain free copies of these documents at: the SEC’s website at www.sec.gov or on Ra Medical’s Investor Relations web page at https://ir.ramed.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, the plans and expectations of the combined company regarding Catheter Precision’s products, including its plans, strategies, projected timelines and estimated markets, for and/or related to VIVO and the Amigo and vessel closure devices described above. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s and Catheter Precision’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the combined company to obtain stockholder approval of and close on the sale of the Class A and Class B units, the risk that all repriced warrants will not be exercised, the ability of the combined company to execute its future business strategies and maintain its listing on the NYSE American or other national stock exchange, potential application of SEC and/or exchange “shell company” rules, and the ability of the combined company to successfully pursue its product lines in the manner and in the timeframe described here. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Preliminary Proxy Statement filed on September 23, 2022, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, the Current Reports on Form 8-K, including the Current Report on Form 8-K filed on September 12, 2022, and any prior or subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. Important business and financial information about Catheter Precision’s business and the related discussion and analysis of financial condition and results of operations of Catheter Precision is set forth in the Current Report on Form 8-K filed on September 12, 2022 and the exhibits thereto and should be read in conjunction with the Catheter Precision Financial Statements and the pro forma financial statements for the combined company that are attached as exhibits thereto. Risks and uncertainties related to Catheter Precision and the projections and estimates described above that may cause actual results to differ materially from those expressed or implied in any forward-looking statement are included in “Risk Factors – Risk Related to the Merger with Catheter Precision and – Risks Related to Our Evaluation of Strategic Alternatives for our Legacy Assets,” and “Risk Factors – Risks Related to the Business of Catheter Precision,” which are filed as the exhibits to the Current Report on Form 8-K filed on September 12, 2022. These documents can be accessed on the Company’s Investor Relations page at https://ir.ramed.com/ by clicking on the link titled “SEC Filings.” The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, and ongoing volatility in the stock markets and the U.S. economy in general. The extent to which the COVID-19 pandemic impacts the Company’s and Catheter Precision’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

The forward-looking statements included in this communication are made only as of the date hereof. The Company and Catheter Precision assume no obligation and do not intend to update these forward-looking statements, except as required by law.

CONTACT:

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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